EXHIBIT 77C



                              SUBMISSION OF MATTERS
                          TO A VOTE OF SECURITYHOLDERS

             In answer to Sub-Item 77c of Form N-SAR for Bando McGlocklin Capital Corporation (the "Company") for the six months ended December 31, 1996, the Company's Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders on December 17, 1996, which was filed with the Securities and Exchange Commission via the EDGAR System on November 18, 1996 under form type DEFR14A, File No. 811-3787, is incorporated herein by reference, except for the following sections: "Board of Directors", "Executive Officers", "Executive Compensation", "Principal Shareholders", "Shareholder Proposals" and "Miscellaneous".

             At the Company's Annual Meeting on December 17, 1996, the holders of Common Stock and Preferred Stock voted as follows:

                                  COMMON STOCK


                                                Votes
                                    Votes       Cast        Votes                    Broker
              Proposal            Cast For     Against    Withheld    Abstentions   Nonvotes

    1.  Election of Directors
           George R. Schonath      3,333,088                 30,375
           Jon McGlocklin          3,333,206                 29,257
           Salvator L. Bando       3,333,206                 29,257
           Peter A. Fischer        3,332,087                 30,376
           Albert O. Nicholas      3,332,417                 30,046

    2.  Selection of Price
        Waterhouse LLP as
        auditors                   3,275,574     10,254                    76,635

    3.  Deregistration of the
        Company as an
        investment company         2,460,125     51,399                   149,539      701,400

    4.  Deregistration of Bando
        McGlocklin Small
        Business Investment
        Corporation ("BMSBIC")
        as an investment
        company                    2,459,789     51,771                   149,503      701,400

    5.  Rescission of
        fundamental investment
        policies of the Company
        and BMSBIC                 2,457,744     53,886                   149,433      701,400

    6.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the
        Investment Company Act
        of 1940 restrictions on
        future issuances of the
        Company's preferred
        stock                      2,453,338     62,311                   145,414      701,400

    7.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the
        Investment Company Act
        of 1940 restrictions on
        the acquisition of
        shares by the Company      2,455,254     54,425                   151,384      701,400

    8.  Amendments to the
        Company's articles of
        incorporation to
        eliminate certain
        preferred stock voting
        rights required under
        the Investment Company
        Act of 1940                2,458,086     54,241                   148,736      701,400

    9.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the preferred
        stock leverage
        restrictions               2,434,551     70,447                   156,065      701,400


                                 PREFERRED STOCK

                                                Votes
                                    Votes       Cast       Votes                     Broker
              Proposal            Cast For     Against    Withheld    Abstentions   Nonvotes

    1.  Election of Directors
           George R. Schonath       631,967                  12,635
           Jon McGlocklin           631,967                  12,635
           Salvator L. Bando        631,967                  12,635
           Peter A. Fischer         632,467                  12,135
           Albert O. Nicholas       632,467                  12,135
           Robert A. Cooper         631,967                  12,635
           David A. Geraldson       632,467                  12,135

    2.  Selection of Price
        Waterhouse LLP as
        auditors                    640,912       1,910                     1,780

    3.  Deregistration of the
        Company as an
        investment company          354,414      20,525                     7,470      262,193

    4.  Deregistration of Bando
        McGlocklin Small
        Business Investment
        Corporation ("BMSBIC")
        as an investment
        company                     354,414      20,625                     7,370      262,193

    5.  Rescission of
        fundamental investment
        policies of the Company
        and BMSBIC                  350,474      22,775                     9,160      262,193

    6.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the
        Investment Company Act
        of 1940 restrictions on
        future issuances of the
        Company's preferred
        stock                       347,904      22,625                    11,880      262,193

    7.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the
        Investment Company Act
        of 1940 restrictions on
        the acquisition of
        shares by the Company       349,129      20,525                    12,755      262,193

    8.  Amendments to the
        Company's articles of
        incorporation to
        eliminate certain
        preferred stock voting
        rights required under
        the Investment Company
        Act of 1940                 345,669      22,865                    13,875      262,193

    9.  Amendments to the
        Company's articles of
        incorporation to
        eliminate the preferred
        stock leverage
        restrictions                346,844      21,535                    14,030      262,193
